SPECIAL MEETING OF SHAREHOLDERS
Monday, April 14, 2008

PROXY FOR SPECIAL MEETING
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
QUINTANA MARITIME LIMITED

        The undersigned hereby appoints Stamatis Molaris and Steve Putman proxies, each with power to act without the other and with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of common stock of Quintana Maritime Limited standing in the name of the undersigned with all powers that the undersigned would possess if present at the Special Meeting of Shareholders to be held Monday, April 14, 2008 at 6:00 p.m. local time or any adjournments thereof.

PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" EACH PROPOSAL AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.

IF YOU DO NOT VOTE VIA THE INTERNET OR BY TELEPHONE,
SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
AND RETURN IT IN THE ENCLOSED ENVELOPE.

         See reverse for voting instructions.

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting are available through
12:00 p.m., Eastern Time, on April 13, 2008.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail.

Internet www.investorvote.com Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-800-652-VOTE Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by internet or by telephone,
you do NOT need to mail back your proxy card.

^ FOLD AND DETACH HERE ^

THE BOARD OF DIRECTORS OF QUINTANA MARITIME LIMITED RECOMMENDS
THAT YOU VOTE "FOR" EACH OF THE FOLLOWING PROPOSALS:

		FOR	AGAINST	ABSTAIN
1.	To authorize and approve the Agreement and Plan of Merger, dated as of January 29, 2008, as amended, by and among Excel Maritime Carriers Ltd., Bird Acquisition Corp. and Quintana Maritime Limited	☐	☐	☐
2.
	To approve adjournments or postponements of the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to authorize and approve the agreement and plan of merger	☐	☐	☐
Signature	Signature	Date

NOTE:  Please sign as your name is printed on this card. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please sign with full title.